UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2022

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)
Texas		72-1121985
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700 Houston, Texas 77057
(Address of Principal Executive Offices)

713.626.8525
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2022, W&T Offshore, Inc. (the “Company”) announced the appointment of Bart P. “Trey” Hartman, III to Vice President and Chief Accounting Officer, effective immediately. In conjunction with this change, Mr. Hartman will assume the Principal Accounting Officer role from Ms. Janet Yang, who will remain as Executive Vice President and Chief Financial Officer, in which capacity she will continue in her role as Principal Financial Officer of the Company.

Mr. Hartman joined W&T Offshore as Controller in April 2021. He previously served as Vice President – Controller for Sheridan Production Company from 2015 to 2020.  Prior to joining Sheridan, Mr. Hartman served as Vice President and Controller at Halcon Resources Corporation from 2012 to 2015. Before joining Halcon Resources, Mr. Hartman held various successive roles including Assistant Controller at Petrohawk Energy from 2006 to 2011 and at BHP Billiton (after the sale of Petrohawk) from 2011 to 2012.  Mr. Hartman began his career in the Audit practice of PricewaterhouseCoopers, LLP in 1997 and moved to industry in 2002.  Mr. Hartman has a Bachelor of Business Administration in Accounting and a Master of Science in Accounting from Texas A&M University.  He is a Certified Public Accountant in the State of Texas.

There are no family relationships between Mr. Hartman and any director or executive officer of the Company. Except as described above, there are no arrangements or understandings between Mr. Hartman and any other persons pursuant to which he was selected as Vice President and Chief Accounting Officer.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2022, the Company held its Annual Meeting in Houston, Texas. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2022.

Proposal 1: To elect four directors to hold office until the 2023 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All nominees were elected by the votes indicated.

Nominee	Voted For	Voted Withheld	Broker Non-Votes
Ms. Virginia Boulet	60,898,149	34,776,736	23,164,269
Mr. Daniel O. Conwill IV	74,644,045	21,030,840	23,164,269
Mr. Tracy W. Krohn	93,656,493	2,018,392	23,164,269
Mr. B. Frank Stanley	61,980,667	33,694,218	23,164,269

Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved by the votes indicated.

For	Against	Abstentions	Broker Non-Votes
53,725,804	41,541,593	407,488	23,164,269

Proposal 3: To ratify the appointment of Ernst & Young LLP as our independent public accountants for the year ended December 31, 2022. The proposal was approved by the votes indicated.

For	Against	Abstentions
116,284,456	2,186,841	367,857

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 5, 2022	By:	/s/ Janet Yang
	Name:	Janet Yang
	Title:	Executive Vice President and Chief Financial Officer